Exhibit 99.2

American Shared Hospital Services Strengthens Senior Management Structure

SAN FRANCISCO, April 18, 2024 (GLOBE NEWSWIRE) -- American Shared Hospital Services (NYSE American: AMS) (the "Company"), a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy equipment and services, today announces changes to strengthen its senior management structure.

AMS’ current Executive Chairman, Ray Stachowiak, will take on the role of Executive Chairman and Chief Executive Officer, and the Company’s President, Craig Tagawa, will become President and Chief Operating Officer, effective immediately. Bob Hiatt will continue to serve as the Company’s Chief Financial Officer. Ernie Bates will continue in the role of Vice President of International Sales and Marketing, and Curtis Ellis will continue to serve as Director of Sales, Western Region, USA.

In anticipation of AMS’ pending acquisition of a 60 percent interest in three radiation centers in Rhode Island, the Company is excited to announce the appointment of Greg Mercurio as Senior VP of Radiation Oncology. Mr. Mercurio brings deep experience in the radiation oncology field to the role, including 20 years in Certificate of Need attainment for the development and operation of radiation therapy facilities. He has built a strong network of relationships with physicians, hospitals and technology manufacturers for the mobilization and shared use of high tech medical technology.

Mr. Mercurio served a nationally renowned provider of radiation therapy for 15 years, strategizing the attainment of Certificates of Need to establish five radiation therapy facilities in Rhode Island in joint venture partnership with five community hospitals, which treat over 1,000 patients per year with radiation therapy and generate $10M a year in revenue. In addition, he has served as a radiation business consultant to major healthcare systems across the country, freestanding radiation oncology providers, and manufacturers of radiation therapy products.

The Company is also very pleased to announce that Ranjit Pradhan will be promoted from Head of Marketing and Customer Advocacy to Vice President of Customer Advocacy and Global Marketing. Mr. Pradhan brings 30 years of experience in healthcare to the role, having served in product management, marketing, technology and general management positions at Fortune 100 companies and global leaders including GE, Abbott, Elekta, Sysmex and Philips.

Ray Stachowiak, Executive Chairman of American Shared Hospital Services, said, “We have made a number of changes to our senior management structure following the sudden passing of Peter Gaccione, AMS’ Chief Executive Officer. I will take on the role of Executive Chairman and CEO, while Craig Tagawa will lead as the Company’s President and Chief Operating Officer. These changes more properly reflect the duties and responsibilities of each executive.

“Due to Peter’s contributions, we have built a deep and experienced team and together we will navigate this next period in the Company’s evolution.”

About American Shared Hospital Services (NYSE American: AMS)

American Shared Hospital Services (ASHS) is a leading provider of creative financial and turnkey solutions to cancer treatment centers, hospitals, and large cancer networks worldwide. The Company works closely with all major global Original Equipment Manufacturers (OEMs) that provide leading edge clinical treatment systems and software to treat cancer using Radiation Therapy and Radiosurgery. The Company is vendor agnostic and provides financial support for a wide range of products including MR Guided Radiation Therapy Linacs, Advanced Digital Linear Accelerators, Proton Beam Therapy Systems, Brachytherapy systems and suites, and through the Company’s subsidiary, GK Financing LLC., the Leksell Gamma Knife product and services. For more information, please visit www.ashs.com.

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth of the Company and the expansion of the Company’s Gamma Knife, proton therapy and MR/LINAC business, which involve risks and uncertainties including, but not limited to, the risks of economic and market conditions, the risks of variability of financial results between quarters, the risks of the Gamma Knife and proton therapy businesses, the risks of changes to CMS reimbursement rates or reimbursement methodology, the risks of the timing, financing, and operations of the Company’s Gamma Knife, proton therapy, and MR/LINAC businesses, the risk of expanding within or into new markets, the risk that the integration or continued operation of acquired businesses could adversely affect financial results and the risk that current and future acquisitions may negatively affect the Company’s financial position. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and the definitive Proxy Statement for the Annual Meeting of Shareholders that was held on June 20, 2023.

Contacts:

American Shared Hospital Services

Ray Stachowiak

Executive Chairman and CEO

rstachowiak@ashs.com

Investor Relations

PCG Advisory

Jeff Ramson

jramson@pcgadvisory.com